UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2023

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54 St. Emanuel Street, Mobile, Alabama 36602

(Address of Principal Executive Offices, including Zip Code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CPSI	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Matthew J. Chambless

On November 1, 2023, Computer Programs & Systems, Inc. (“CPSI” or the “Company”) and Matthew J. Chambless, the Company’s Chief Financial Officer, Treasurer and Secretary, agreed that Mr. Chambless will no longer serve as the Company’s Chief Financial Officer, Treasurer and Secretary, effective December 31, 2023. Mr. Chambless’s departure is not the result of any disagreement with the Company on any matter related to the Company’s operations, financial disclosures or accounting policies or practices. To support the transition from Mr. Chambless to Vinay Bassi, who will become the Company’s new Chief Financial Officer, Treasurer and Secretary on January 1, 2024 (the “Effective Date”), as described below, it is expected that Mr. Chambless will remain as an advisor to the Company for a period of time following the Effective Date.

Appointment of Vinay Bassi as Chief Financial Officer

On November 7, 2023, the Company announced that Vinay Bassi would succeed Mr. Chambless as Chief Financial Officer, Treasurer and Secretary of the Company, effective as of the Effective Date.

Mr. Bassi, 52, has had a multi-decade career as a strategic finance leader across many industries with a track record of driving value creation. Most recently, Mr. Bassi served as Chief Financial Officer for the Audience Measurement division at Nielsen Holdings plc (“Nielsen”), a global leader in audience measurement, data and analytics, a position he held since November 2022. From March 2021 to October 2022, Mr. Bassi was Senior Vice President, Corporate Financial Planning and Analysis (“FP&A”), and Chief Financial Officer to the Chief Operating Officer, at Nielsen. Previously, Mr. Bassi served as Nielsen’s Senior Vice President, Corporate FP&A and Mergers and Acquisitions (“M&A”) from 2018 to 2021, and as its Senior Vice President, Global Head for M&A and Investments from 2016 to 2018. Prior to joining Nielsen in 2016, Mr. Bassi served as Vice President, Corporate Development and Strategy at Avaya Inc. (“Avaya”), a technology collaboration company, from 2008 to 2016 after joining Avaya in 2004 as Senior Manager/Director for Corporate Development. He began his career as an Auditor at PricewaterhouseCoopers LLP and spent time at Standard & Poor’s and Citigroup.

In connection with Mr. Bassi’s appointment as Chief Financial Officer, Treasurer and Secretary, the Company delivered to Mr. Bassi an Offer of Employment, dated October 18, 2023 (the “Offer Letter”), setting forth certain terms of Mr. Bassi’s employment with the Company. Pursuant to the Offer Letter, Mr. Bassi will receive the following compensation and benefits while employed as Chief Financial Officer, Treasurer and Secretary: (i) an annual base salary of $500,000; (ii) an annual cash incentive award under the Computer Programs and Systems, Inc. Amended and Restated 2019 Incentive Plan or any successor plan (the “Incentive Plan”) with a target amount of 45% of his annual base salary; and (iii) long-term equity incentive awards granted pursuant to the Incentive Plan, including a one-time award of equity having a value of $700,000 consisting of a mixture of 40% time-based restricted shares and 60% performance share awards to be granted in March 2024, after which Mr. Bassi will be eligible to receive long-term incentive awards under the Incentive Plan in the same manner as the other members of the Company’s senior leadership. Mr. Bassi is also entitled to participate in all employee benefit plans, practices, and programs maintained by the Company, as in effect from time to time, on a basis which is no less favorable than is provided to other similarly situated executives of the Company, to the extent consistent with applicable law and the terms of the applicable plans.

Mr. Bassi entered into a Cash Retention Agreement, dated as of November 1, 2023 (the “Retention Agreement”), providing for a one-time sign-on cash bonus of $450,000, which will be payable within thirty (30) days of his start date. If Mr. Bassi’s employment with the Company terminates within one (1) year of his start date due to a reason other than death, disability, or termination by the Company without “Cause” (as defined in the Retention Agreement), the cash bonus will be subject to repayment by Mr. Bassi in an amount based on the number of months that he was employed with the Company.

In addition, Mr. Bassi has entered into an Executive Severance Agreement with the Company, dated as of November 1, 2023 and effective as of the Effective Date, in the same form as entered into by other members of the Company’s senior management team (the “Severance Agreement”). Under the Severance Agreement, in the event

Mr. Bassi is terminated by the Company without “Cause” (as defined in the Severance Agreement), other than within twelve (12) months following a “Change in Control” (as defined in the Severance Agreement) of the Company, Mr. Bassi will be eligible to receive, in addition to any accrued but unpaid amounts or benefits, (i) twelve (12) months of equal installment payments which are in the aggregate equal to one (1) times the sum of Mr. Bassi’s base salary and target bonus for the year in which the termination event occurs; (ii) up to twelve (12) months of reimbursements for medical and/or dental continuation coverage; (iii) continued vesting of Mr. Bassi’s outstanding unvested shares of restricted stock during the period in which Mr. Bassi is subject to non-competition and non-solicitation covenants; and (iv) a pro rata portion of Mr. Bassi’s outstanding cash incentive awards and performance share awards to be calculated in the manner set forth in the applicable award agreements based on the degree of attainment of the applicable performance goals at the end of the applicable performance period, with the amount of the awards, if any, to be pro-rated based on the number of days that Mr. Bassi was employed by the Company during the performance period.

The Severance Agreement further provides that, in the event Mr. Bassi is terminated by the Company without Cause within twelve (12) months following a Change in Control of the Company, Mr. Bassi will be eligible to receive, in addition to any accrued but unpaid amounts or benefits, (i) a lump sum payment equal to one and one half (1.5) times the sum of Mr. Bassi’s base salary and target bonus for the year in which the termination event occurs; and (ii) up to twelve (12) months of reimbursements for medical and/or dental continuation coverage.

Mr. Bassi’s receipt of severance payments and benefits is subject to Mr. Bassi’s execution and non-revocation of a release of claims in the Company’s favor and compliance with confidentiality, non-disparagement and other covenants, all as more specifically provided for in the Severance Agreement. Additionally, Mr. Bassi’s receipt of severance payments and benefits is subject to Mr. Bassi’s compliance with non-competition and non-solicitation covenants for twelve (12) months following the termination event.

Except for the Offer Letter, the Retention Agreement and the Severance Agreement, there are no arrangements or understandings between Mr. Bassi and any other persons pursuant to which Mr. Bassi was appointed as Chief Financial Officer, Treasurer and Secretary. There are no family relationships between Mr. Bassi and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summaries of the Offer Letter, the Retention Agreement and the Severance Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements, copies of which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On November 7, 2023, the Company issued a press release announcing Mr. Chambless’s departure as Chief Financial Officer and Mr. Bassi’s appointment as Chief Financial Officer of the Company. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information in Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Offer of Employment for Vinay Bassi, dated October 18, 2023

10.2	Cash Retention Agreement, dated November 1, 2023, between Computer Programs and Systems, Inc. and Vinay Bassi

10.3	Form of Executive Severance Agreement entered into between Computer Programs and Systems, Inc. and each executive officer (filed as Exhibit 10.1 to CPSI’s Current Report on Form 8-K dated June 26, 2023 and incorporated herein by reference)

99.1	Press Release dated November 7, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: November 7, 2023	By:	/s/ Christopher L. Fowler
Christopher L. Fowler
President and Chief Executive Officer

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